Exhibit 23.3

                         CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in this Amendment No. 1 to the registration statement on Form S-3 (Registration No. 333-11109) of United Waste Systems, Inc., relating to the registration of up to $137,800,000 of 4 1/2% Convertible Subordinated Notes due June 1, 2001 and common stock acquired upon conversion of such Notes, of our report dated July 7, 1995 except for the first paragraph of Note 1 as to which the date is September 19, 1995, and the last paragraph of Note 5 as to which the date is July 25, 1995, on our audit of the combined financial statements of PRM Acquired Companies as of March 31, 1995 and 1994 and for the years then ended, which report is included in United Waste Systems, Inc's Report on Form 8-K/A Amendment No. 1 to Form 8-K dated September 19, 1995 (Filed on October 4, 1995). We also consent to the reference to our firm under the caption "Experts".



Coopers & Lybrand L.L.P.

Springfield, Massachusetts
November 22,1996